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EXHIBIT 10(t)

FIRST AMENDMENT
TO
MINNTECH CORPORATION
SUPPLEMENTAL EXECUTIVE
RETIREMENT PLAN

    THIS FIRST AMENDMENT to the Minntech Corporation Supplemental Executive Retirement Plan restated as of April 1, 2000 shall be effective as of September 27, 2000.

    Pursuant to Section 10.3 of the Plan, the Plan is hereby amended as follows:

    Section 5.2(b) shall be amended by deleting "Lump sum distributions shall be paid on the 15th day of the first calendar quarter immediately following the date the applicable event specified in subsection (a) occurs. Installment payments shall also commence on the same date, with succeeding amounts paid on the 15th day of each calendar quarter thereafter until paid in full." and substituting the following therefor:

    "Lump sum distributions shall be paid as soon as administratively possible immediately following the date the applicable event specified in subsection (a) occurs. The first of any installment payment shall be paid on the 15th day of the first calendar quarter immediately following the date the applicable event specified in subsection (a) occurs, with succeeding amounts paid on the 15th day of each calendar quarter thereafter until paid in full."

    The remainder of the Plan shall remain in full force and effect.

MINNTECH CORPORATION

By	/s/ William Hope

Its	Chairman & CEO

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FIRST AMENDMENT TO MINNTECH CORPORATION SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN